EXHIBIT 10.5

                       FIRST ALLONGE TO PROMISSORY NOTE
                       --------------------------------

     This First Allonge to Promissory Note (this "Allonge"), made and entered into as of March 21, 2000, between Semele Group Inc. (formerly known as Banyan Strategic Land Fund II), a Delaware corporation (the "Maker"), and Equis Financial Group Limited Partnership, as assignee of Equis Exchange LLC (the "Payee"), is firmly affixed to and made a part of that certain Promissory Note dated May 31, 1997, in the original principal amount of $4,419,500, payable to the order of the Payee (the "Note").

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Maker and the Payee hereby agree that, effective as of the date hereof, the Note shall be amended as follows:

     1. The name and address of the Maker shall be Semele Group Inc., 200 Nyala Farms, Westport, Connecticut 068810.

     2. The address of the Payee shall be 88 Broad Street, Boston, Massachusetts 02110.

     3. The date on which the outstanding principal balance of the Note together with interest thereon is due and payable shall be April 30, 2001.

     As hereby amended, the Note is hereby ratified and confirmed in all respects.

                                             SEMELE GROUP INC.



                                             By: /s/ JAMES A. COYNE
                                                 -------------------------
                                             Title: President & CEO
                                                    ----------------------
The foregoing is accepted:

EQUIS FINANCIAL GROUP LIMITED
 PARTNERSHIP

By: Equis Corporation, its General Partner

    By: /s/ GARY D. ENGLE
       --------------------------
    Title: PRESIDENT & CEO
          -----------------------